As filed with the Securities and Exchange Commission, April 21, 1999
                Securities Act File No. 333-72383; Exchange Act File No. 0-29098


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                 AMENDMENT NO. 1


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  NAVIDEC, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                                       33-0502730
 ------------------------------                        ------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)



                         14 Inverness Drive, Suite F-116
                               Englewood, CO 80112
                                 (303) 790-7565
        ----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                              ---------------------


                  Patrick R. Mawhinney, Chief Financial Officer
                                  NAVIDEC, Inc.
                         14 Inverness Drive, Suite F-116
                               Englewood, CO 80112
                                 (303) 790-7565
             -------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              --------------------

                          Copies of Communications to:
                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400
          Approximate date of commencement of proposed sale to public:
    As soon as practicable after the registration statement becomes effective

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]



                                                  CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum
Title of Each Class of Securities to be       Amount to be        Offering Price Per   Aggregate Offering        Amount of
               Registered                    Registered (2)            Share(1)               Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value held by Selling
Security Holders                             700,000 Shares            $9.96875            $6,978,125              $1,940

Common Stock underlying Warrants held by
Selling Security Holders                      70,000 Shares            $9.96875              $697,812                $194
===============================================================================================================================

TOTALS                                        770,000 Shares                               $7,675,937              $2,134(3)

===============================================================================================================================

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). The average of the high and low prices of the Common Stock as reported by the Nasdaq SmallCap Market on February 11, 1999 were used for the estimate.

(2) This registration statement covers an additional indeterminate number of shares of common stock which may be issued in accordance with Rule 416.


(3)  Previously paid


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS



                                  NAVIDEC, Inc.

                         770,000 Shares of Common Stock


     The shares of our common stock covered by this prospectus are being sold by the security holders listed under the heading "Selling Security Holders." These selling security holders previously received the shares of common stock from us or will receive these shares of common stock from us by exercising previously issued common stock purchase warrants. We will not receive any of the proceeds from the sales of the shares of common stock by the selling security holders. The selling security holders may sell these shares from time to time in the over the counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions.

     Our common stock is traded on the Nasdaq SmallCap Market under the trading symbol "NVDC." The closing sales price of our common stock on April 5, 1999, as reported by the Nasdaq SmallCap Market was $11.125.

     There are certain risks involved with the ownership of our common stock, including risks related to our business and the markets for our common stock. (See "Risk Factors" beginning on page 6.)


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.








             The date of this prospectus is .................. , 1999

                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----
About this Prospectus                                                    2
Information Made Available to You                                        2
Incorporation of Certain Documents by Reference                          3
Prospectus Summary                                                       4
Risk Factors                                                             6
Use of Proceeds                                                         12
Selling Security Holders                                                13
Plan of Distribution                                                    14
Legal Matters                                                           16
Experts                                                                 16
Securities And Exchange Commission Position
   on Certain Indemnification                                           16



                              ABOUT THIS PROSPECTUS

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

                        INFORMATION MADE AVAILABLE TO YOU


     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.


     We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 0-29098.

     You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street, N.W.       Northwest Atrium Center    7 World Trade Center
Room 1024                    500 West Madison Street    Suite 1300
Washington, D.C.  20549      Suite 1400                 New York, New York 10048
                             Chicago, Illinois 60661

     You can call the SEC at 1-800-732-0330 for further information about the public reference room.

     We are required to file electronic versions of these documents with the SEC. Those documents may be accessed through the SEC's Internet site at http://www.sec.gov. Our common stock is quoted on the Nasdaq SmallCap Market. Reports, proxy and information statements and other information concerning us may be inspected at the Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

     Information   about  us  is  also   available  at  our  Internet   site  at
http://www.navidec.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are deemed to be incorporated by reference in this registration statement and to be a part of this prospectus.

     1. Our annual report on Form 10-KSB for the year ended December 31, 1998.

     2. Our current reports on Form 8-K reporting events dated each of January 7, 1999, March 1, 1999 and March 10, 1999.

     3. The description of our no par value common stock which is contained in our registration statement on Form 8-A filed with the SEC on January 28, 1997.

     All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated into this prospectus by reference. Written or telephone requests for such copies should be directed to our office:
NAVIDEC, Inc. 14 Inverness Drive, Suite F-116, Englewood, Colorado 80112, (303) 790-7565.

                               PROSPECTUS SUMMARY


     This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus and incorporated into this prospectus by reference, including but not limited to, the risk factors beginning on page 6.


About Us


     We are based in Englewood, Colorado. We provide products and services that enable Fortune 1000 customers to address their e-commerce initiatives. Our highly experienced team rapidly develops component- based open systems solutions. Out of this competency we have launched our first vertical market that provides on-line solutions for the automotive industry. We also serve as a distributor of various high technology and other products through traditional and electronic channels. We provide our services and distribute our products to over 1,300 customers as of the date of this prospectus.

     Our core competencies in e-business technology and traditional product marketing and distribution form our business model of providing complete Internet/Intranet solutions. Those solutions include the following:

         o     systems and network infrastructure architecture,
         o     software development and services,
         o content and aggregation of information located on the Internet or intranet, and
         o     electronic commerce.


     Our principal sources of revenue are from the following:


         o architecture, design, development and implementation of open system solutions for Fortune 1000 companies,
         o license fees and recurring purchase request and advertising revenue from our on-line automotive solution, and
         o     product sales of third party manufacturers.


     Our principal business office is located at 14 Inverness Drive, Suite F-116, Englewood, CO 80112. The telephone number at that address is (303) 790-7565.

Forward-Looking Statements


     This prospectus and the documents incorporated into this prospectus by reference contain forward-looking statements that concern our business. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including the following matters are forward looking statements:


         o      future capital costs of research and development,
         o      the size of various markets,
         o      market share,
         o      project margins,
         o      repayment of debt,
         o      business strategies, and
         o      expansion and growth of our operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of the following:

         o     historical trends,
         o     current conditions,
         o     expected future developments, and
         o     other factors we believe are appropriate in the circumstances.

Such statements are subject to a number of assumptions including the following:

         o risks and uncertainties, including the risk factors in this prospectus,
         o     general economic and business conditions,
         o the business opportunities that may be presented to and pursued by us,
         o changes in laws or regulations and other factors, many of which are beyond our control, and
         o     availability to obtain project financing on favorable conditions.

     You are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

The Offering


Shares of common stock outstanding prior to this offering           7,475,111


Shares of common stock offered by this prospectus, including
  common stock underlying warrants                                    770,000

Nasdaq SmallCap Market symbol for our common stock                      NVDC

                                  RISK FACTORS


     Prior to making an investment decision, you should carefully consider, together with the other information contained in and incorporated by reference into this prospectus, the following risk factors.


We Are Subject to the Risks Associated with a New Business Enterprise

     Although we have been in business since July 1993, our business has only recently expanded into the following businesses relating to the Internet and intranets:

         o   infrastructure equipment,
         o   software and services,
         o content creation and aggregation of information located on the Internet or intranet, and
         o   electronic commerce and distribution.

As a result of this expansion, we are subject to all the risks associated with a new business enterprise. The likelihood of our success should be considered relative to the problems frequently encountered in connection with the operation and development of a new business and the competitive environment in which we operate.

We Have Incurred Operating Losses and We May Incur Continued Losses for the Foreseeable Future


     We have only a very limited operating history in our Internet/Intranet solutions business upon which to base any evaluation of our performance and prospects in such business. Although there has been growth in annual revenue, we incurred losses and experienced negative cash flow during the years ended December 31, 1997 and 1998. We plan to focus in the near future on growing our Internet/Intranet solutions business and increasing our distribution activities. In order to do so, we must increase significantly our expenses for personnel, marketing, equipment and other product purchases. In addition, we may experience fluctuations in future operating results due to a variety of factors including the following:


         o   general economic conditions,
         o   specific economic conditions in the Internet industry,
         o capital and other costs relating to the expansion of operations, and
         o   the mix of services and distribution channels offered by us.

Many of those factors are out of our control. There can be no assurance that our operations will generate sufficient revenues to become profitable.

We May Be Required to Seek Additional Financing or Curtail Our Operations

     Our capital requirements have been and will continue to be significant. Prior to our initial public offering, we had been dependent primarily on bank loans and loans from our affiliates and employees to fund our capital requirements. We have more recently depended on proceeds from offerings of our securities to fund our ongoing operations. We anticipate that the proceeds from those offerings, together with the projected cash flow from our operations, will be sufficient to fund our operations during 1999.

     We however may be required to seek additional financing or curtail our operations and/or expansion activities if any of the following occur:

         o   in the event that our business  plans change,
         o   there are any delays in expanding our business,
         o   our projections prove to be inaccurate, or
         o the proceeds from our recent offerings of securities prove to be insufficient.

     Any additional equity financing may involve substantial dilution to our then-existing shareholders. We have no current arrangements for, or readily available sources of, additional financing. There also can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Even if we are able to expand our business, there is no assurances that we will be successful or that investors will derive a profit from an investment in us.

We Operate in A Developing Market and the Market for Our Products is Unproven

     The Internet represent markets for our products and services which have only recently begun to develop. These markets are rapidly evolving and are characterized by low barriers to entry and an increasing number of market entrants who have introduced or developed a wide variety of products and services for communication, information and commerce. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for new products and services are subject to a high level of uncertainty. Moreover, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet and Web use. Those issues include the following:

         o  security,
         o  reliability,
         o  compatibility,
         o  cost,
         o  difficulty in obtaining user demographic information,
         o  difficulty of use and access, and
         o  quality of service.

     There can be no assurance that marketing or commerce over the Internet will become widespread, or that products and services which we are developing for use on the Internet will become accepted. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be reluctant to adopt a new strategy that could make their existing products and infrastructure obsolete. Because the market for our products and services is new and evolving, it is also difficult to predict with any assurance the future growth rate, if any, and the size of the market for our products. There can be no assurance of the following:

          o that the market for our products and services will continue to expand,
          o    that our products or services will be accepted,
          o that individual personal computer users in business or at home will use the Internet, or
          o that people will use our products and services for commerce, information and communication.

     If a significant market develops more slowly than expected or becomes saturated with competitors, or if our products do not achieve market acceptance, our business, operating results and financial condition will be materially adversely affected.

Risks Relating to Our Competition and the Dynamic Market in Which We Operate

     General Characteristics of Our Competitors

     Existing competitors to our Internet/Intranet solutions business include Online Systems Services, Inc., Eagle River Interactive, Inc. and Open Market, Inc. All of these companies are public companies traded on the NASDAQ system. We also compete with a large number of regional firms providing similar services. Potential competitors in this business include browser software vendors, PC and UNIX software vendors and on-line service providers. Additional competition comes from the following:

          o    numerous client/server companies,
          o    database companies,

          o    multimedia companies,
          o    advertising agencies,
          o    document management companies,
          o    networking software companies,
          o    network management companies, and
          o    educational software companies.

     In a broader sense, we may compete with the more traditional advertising and distribution mediums, such as radio, television and mail order outlets.

     Potential competition also comes from our clients, who could choose to address their Internet/Intranet needs through in-house personnel. Some of our current and many of our potential competitors have the following characteristics:

          o    longer operating histories,
          o    greater name recognition,
          o    larger installed customer bases, and

          o    significantly   greater   financial,   technical   and  marketing
               resources than ours.


     A large number of companies act as re-marketers of computer networks, graphics equipment and components, and our competition in the high computer technology product distribution business is therefore also intense. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer.

     The market in which we operate is are characterized by low financial barriers to entry and frequent introductions of new products. We therefore expect competition in our business to increase in the future. There can be no assurance that we will be able to successfully compete in our business. Although we believe that we have the requisite management, technical and creative abilities to successfully compete, the intense level of competition in our business could materially adversely affect our future operating results and financial condition.

     Competition in Our Internet/Intranet Solutions Business

     There is a risk that our competitors may out perform us in the competitive factors affecting our Internet/Intranet solutions business. Those factors include the following:

          o    core technology,
          o    breadth of services offered,
          o    creative and artistic ability,
          o    marketing and distribution resources,
          o    customer service and support, and
          o    price.

     Competition in Our Product Distribution Business

     There is a risk that our competitors may out perform us in the competitive factors affecting our product distribution business. Those factors include the following:

          o    technical expertise,
          o    breadth of products offered,
          o    product quality,
          o    performance and reliability,
          o    price,
          o    name recognition,

          o    customer service and support, and
          o    access to distribution channels.

     Competition in Our Automotive Solutions Business

     There are numerous online automotive sales Web sites on the Internet with which we compete. Other online auto sales products include Carpoint, Auto-by-Tel, AutoConnect, and AutoVantage. A few Internet developers are also attempting to sell online sales products to media, but none offer the total sales solution that Wheels offers to ensure that dealers sell vehicles. Wheels includes important add-ons such as touch-screen kiosks that maybe located in various public places and mobile sales laptops that may be carried by auto salespersons. Another important distinction is that we understand the auto sales process and even train dealers to help them sell more autos from the leads generated by Wheels.

Our Products are Affected by Rapid Obsolescence and Technological Change

     The market for our Internet/Intranet solutions is characterized by rapidly changing technology, frequent introductions of new products and evolving industry standards. Those factors result in product obsolescence and short product life cycles. Accordingly, our success is dependent upon our ability to anticipate technological changes in the industry. We must continually identify, obtain and successfully market new products and services that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products and services which have perceived advantages over our products or which render products and services to be offered by us obsolete or less marketable.

We Depend on Internet Infrastructure and Access

     Our revenues will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. Notwithstanding current interest and worldwide subscriber growth, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure or complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other open area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed or, if developed, that the Internet will in fact become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, our business, operating results and financial condition will be materially adversely affected.

Effectively Managing Our Growth May Be Difficult

     Our rapid growth and plans for further growth have placed, and are expected to continue to place, a significant strain on our administrative, operational and financial resources. Our ability to sustain growth effectively will depend on our ability to manage growth and to train, motivate and manage our employees. Currently, we rely on a limited staff which is responsible for all of our activities, including the following:

         o    sales and promotion,
         o    client planning,
         o    product distribution, and
         o    technical development of products for clients.

     Many of the staff members are currently performing a combination of these functions. Our continued growth will require us to recruit and hire new technical, sales and marketing personnel so that the staff can be better specialized to market our services and serve client needs. Market competition for the services of the limited number of people who are capable of performing our technical services is intense. The inability to recruit, hire and retain necessary personnel or unexpected expansion difficulties could adversely affect our business, operating results and financial condition.

We Depend on Relationships With Our Clients and Suppliers

     We maintain many important relationships with our clients and suppliers. These relationships often result in opportunities for expanding our client base, technical capability and revenue base. The most significant of these relationships are with Bank One, Bluestone, Sun Micro Systems, Netscape and Sybase. While we have contracts with most of these companies, none of the contracts are exclusive and for the most part these companies are free to terminate their relationship with us at any time. The termination or deterioration of one or more of these relationships could have a material adverse effect on our business, operating results and financial condition.

We Depend on Recurring Revenues

     A substantial part of our income is derived from the recurring revenues associated with sales of supplies to existing clients and periodic maintenance and upgrades to Internet and Intranet sites. Our clients are not required to purchase supplies from us and may find another source for such supplies. Our clients' need for such supplies may also diminish or disappear as a result of technological advances or changes in customer use of hardware. In addition, most of our Internet/Intranet solutions clients are not required to utilize us for periodic maintenance and updates to their Internet and Intranet sites. Although many of the sites designed for our clients contain proprietary tools licensed by us to such clients only so long as we maintain such sites, such clients are nonetheless free to take the information content of their sites to their own servers or servers maintained by our competitors. The loss of clients who provide recurring revenues could have a material adverse effect on us.

We May Not Be Able to Protect Our Proprietary Rights and We May Infringe the Proprietary Rights of Others

     We presently have no patents with respect to our proprietary technology. Instead, we currently rely upon the following to protect our proprietary technology:

          o    copyright and trademark laws,
          o    trade secrets,
          o    confidentiality procedures, and
          o    contractual provisions.

     Those items afford only limited protection to protect our proprietary technology. There can be no assurance that our measures to protect our current proprietary technology will be adequate to prevent misappropriation of such technology. There is also no assurance that our competitors will not independently develop or patent technology that is substantially equivalent or superior to our technology.

         Although we believe that our products and technology do not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against us. Similarly, infringement claims could be asserted against products and technology that we license, or have the rights to use, from third parties. Any such claims, if proved, could materially and adversely affect our business and results of operations. Although any such claims may ultimately prove to be without merit, the time management spends addressing such claims and the legal costs associated with such claims could materially and adversely effect our business and results of operations.

Dependence on Key Personnel

     Our success depends to a significant extent on the continued service of certain key management personnel. In particular, we rely on Ralph Armijo, our President and Chief Executive Officer. The loss or interruption of Mr. Armijo's
                                       10
services, for whatever reason, would have a material adverse effect on us. In the event of the loss of services of Mr. Armijo, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. The loss or interruption of the services of any of our other senior management personnel would also have an adverse effect on us. We have entered into an employment agreement dated May 1, 1998 with Mr. Armijo. We also currently maintain a $2 million life insurance policy on his life. However, no assurance can be given that we will be able to keep such policy in effect. We do not maintain life insurance policies for any of our other executive officers.

Government Regulation and Legal Uncertainties

     We currently are not subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering the following issues:

         o  user privacy,
         o  unsolicited marketing,
         o  pricing and characteristics, and
         o  quality of products and services.

     The adoption of any such laws or regulations may decrease the growth of the Internet. Such laws could in turn cause the following:

         o  decrease the demand for our products,
         o  increase our cost of doing business, or
         o or otherwise have an adverse effect on our business, operating results or financial condition.

     Moreover, the applicability to the Internet of existing laws governing issues such as real and intellectual property ownership, libel and personal privacy is uncertain. That uncertainty may affect our business, operating results and financial condition.

Elimination of Our Directors' Liability

         Our Articles of Incorporation contain a provision eliminating a director's liability to us or our shareholders for monetary damages for a breach
of fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders.

We May Be Significantly Influenced by the Stock Ownership of Our Officers and Directors


     Based upon the7,475,111 shares of common stock being outstanding as of April 5, 1999, our officers and directors, as a group, beneficially owned and controlled 22.2% of outstanding common stock. In addition, cumulative voting is not permitted with respect to our common stock. Cumulative voting provides that a shareholder can cast votes in the election of directors equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected to a single candidate or among the candidates as the shareholder wishes. As a result, our officers and directors acting together, will be able to exercise significant influence over all matters requiring stockholder approval even though they do not own a majority of our common stock. Those matters include the election of directors and the approval of significant corporate transactions.

No Dividends on Our Common Stock

     We have not previously paid any cash or other dividends on our common stock and do not anticipate payment of any dividends for the foreseeable future. We anticipate that any earnings would be retained by us to finance our operations and future growth and expansion.

The Price of Our Common Stock is Volatile

     The  trading   prices  of  our  common  stock  could  be  subject  to  wide fluctuations in response to the following:

          o quarterly variations in actual or anticipated results of our operations,
          o    changes in analysts' earnings estimates,
          o announcements of technological innovations or new products or services by us or our competitors,
          o general conditions in the Internet or other high computer technology industries, or
          o    other factors.

     In addition, the securities markets frequently experience extreme price and volume fluctuation which affect market prices for securities of companies generally, and technology companies in particular. Such fluctuations are often unrelated to the operating performance of the affected companies. Broad market fluctuations may adversely affect the market price of our common stock.

Possible Adverse Effects on Our Common Stock Due to Shares Eligible for Future Sale


     We currently have 7,475,111 shares of common stock outstanding. 4,355,399 shares of our common stock are freely tradable without restriction or further registration. The remaining 3,119,712 shares of common stock are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933 and may only be sold by a registration statement under the Securities Act or under another exemption under the Securities Act. No prediction can be made as to the effect, if any, that sales of shares of common stock or even the availability of such shares for sale will have on the market prices of the our common stock prevailing from time to time. The possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.

                            SELLING SECURITY HOLDERS


     The following table shows for the selling security holders, the following information:

          o the number shares of common stock beneficially owned by them as of April 5, 1999,
          o the number of shares of common stock covered by this prospectus, and
          o the number of shares of common stock to be retained after this offering, if any.

                                              Number of Shares of            Number of            Number of Shares of
                                                 Common Stock                Shares of                Common Stock
                                              Beneficially Owned            Common Stock           Beneficially Owned
                  Name                      Before the Offering (1)          to be Sold          after the Offering (2)
                  ----                      -----------------------          ----------          ----------------------
Stephen M. Bathgate                                  2,250                     2,250                      -0-
David Mehigan Family Trust                          25,000                     25,000                     -0-
Thomas Dietz                                        30,000                     30,000                     -0-


John Lewis Gardner                                  49,000                     25,000                    24,000


Gillian, Gaston & Waldon, EG                        25,000                     25,000                     -0-
Dan Hall                                             5,000                     5,000                      -0-
James M. & Jennifer L. Hall                         16,500                     16,500                     -0-
Robert D. Hall                                      16,500                     16,500                     -0-
Thomas M. Hall                                       2,500                     2,500                      -0-
Martin Hodas                                        15,000                     15,000                     -0-


James E. Hosch(3)                                   51,096                     40,500                    10,596


Eric J. Johnson                                     10,000                     10,000                     -0-
Arthur Kassoff                                      10,000                     10,000                     -0-
Charles Kirby                                       25,000                     25,000                     -0-
Eugene C. McColley                                   2,250                     2,250                      -0-
Barbara M. Mehigan IRA                              25,000                     25,000                     -0-
Louis Moringstar                                    40,000                     40,000                     -0-
Yiska Moser Trust                                   91,150                     91,150                     -0-
Donald R. Plante                                     5,000                     5,000                      -0-
Martin Rothstien                                     5,000                     5,000                      -0-




                                       13


                                              Number of Shares of            Number of            Number of Shares of
                                                 Common Stock                Shares of                Common Stock
                                              Beneficially Owned            Common Stock           Beneficially Owned
                  Name                      Before the Offering (1)          to be Sold          after the Offering (2)
                  ----                      -----------------------          ----------          ----------------------
Frank H. Sell                                        10,000                    10,000                     -0-
Andrew Tobias                                        10,000                    10,000                     -0-
Edward Van Vliet                                    158,000                   158,000                     -0-
Edward Van Vliet IRA                                 25,350                    25,350                     -0-


Rick Wilber                                         198,000                   150,000                    48,000

--------------
(1) The number of shares of common stock indicated includes those shares underlying warrants held by a selling security holder.

(2) The selling security holder will not own in excess of one (1%) percent of our outstanding common stock subsequent to the offering when combined with other offerings in which our common stock beneficially owned by the selling security holder has been registered.

(3)  James Hosch is one of our a directors.


                              PLAN OF DISTRIBUTION

     We are registering the shares of our common stock covered by this prospectus.

     As used in this prospectus, the selling security holder includes donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

     The selling security holders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling security holders may sell some or all of their common stock through:

     o    ordinary brokers' transactions which may include long or short sales;

     o transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market;

     o purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

     o    market makers or into an existing market for the common stock;

     o other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     o    transactions in options, swaps or other derivatives; or

     o any combination of the selling options described in this prospectus, or by any other legally available means.

     The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

     In its selling activities, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the Securities Exchange Act's rules and regulations, including Regulation M, which may limit the selling security holders' timing of purchases and sales of our common stock.

     The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," then they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

     In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition, to selling its common stock under this prospectus, the selling security holders may:

     o Transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

     o Sell its common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

     We will amend or supplement this prospectus if required under the Securities Act.

     The selling security holders have been advised by us that during the time each is engaged in distribution of the securities covered by this prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act. They must do all of the following under those rules:

     o not engage in any stabilization activity in connection with our securities;

     o    furnish  each  broker  through  which   securities   covered  by  this
          prospectus may be offered the number of copies of this prospectus which are required by each broker; and

     o not bid for or purchase any securities of ours or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Any selling security holders who may be "affiliated purchasers" of ours as defined in Regulation M, have been further advised that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M.

                                  LEGAL MATTERS

     Ballard Spahr Andrews & Ingersoll, LLP, will pass upon the validity of common stock offered by this prospectus.

                                     EXPERTS


     Our financial statements for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent certified accountants, and our financial statements for the year ended December 31, 1997 have been audited by Hein + Associates LLP, independent certified public accountants, to the extent and for the periods set forth in their reports. Those financial statements and the reports related to them are incorporated by referenced into this prospectus in reliance upon the authority of Arthur Andersen LLP and Hein + Associates LLP as experts in auditing and accounting in giving their reports.


             SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN
                                 INDEMNIFICATION

     The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution
          --------------------------------------------


The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

Total Registration Fee Under Securities Act of 1933...............    $ 2,134
     Printing and Engraving ......................................     25,000 *
     Accounting Fees and Expenses.................................      5,000 *
     Legal Fees and Expenses .....................................     15,000 *
     Blue Sky Fees and Expenses (including related legal fees)....      1,000 *
     Transfer Agent Fees .........................................      2,000 *
     Miscellaneous ...............................................      1,866
                                                                      -------

     Total........................................................     52,000
                                                                      =======
*Estimated


Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

     The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 16.  Exhibits
          --------

     The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-B by incorporation by reference to other filings:

         Exhibit
         Number            Description
         ------            -----------

     5.1 Opinion, with Consent, of Ballard Spahr Andrews & Ingersoll, LLP. Filed herewith.
     23.1 Consent of Arthur Andersen LLP. Filed herewith.
     23.2 Consent of Hein + Associates LLP. Filed herewith.
     23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1). Filed herewith.


Item 17.  Undertakings
          ------------


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

(1)  To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
     (iii)to include any additional or changed material information on the plan of distribution.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Englewood, State of Colorado on the 16 day of April 1999.



                                       NAVIDEC, INC.



                                       By:  /s/  Ralph Armijo
                                            ------------------------------------
                                            Ralph Armijo, President,
                                            Chief Executive Officer and Director



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                            Title                           Date
---------                            -----                           ----


/s/ Ralph Armijo               President, Chief                 April 16, 1999
-------------------------      Executive Officer
Ralph Armijo                   and Director


/s/ Andrew Davis               Director                         April 16, 1999
-------------------------
Andrew Davis


/s/ Patrick R. Mawhinney       Chief Financial Officer,         April 16, 1999
-------------------------      Treasurer and Director
Patrick R. Mawhinney


/s/ Lloyd G. Chavez, Jr.       Director                         April 16, 1999
-------------------------
Lloyd G. Chavez, Jr.


/s/ Gerald A. Marroney         Director                         April 16, 1999
-------------------------
Gerald A. Marroney


/s/ James Hosch                Director                         April 16, 1999
-------------------------
James Hosch


/s/ Michael Kranitz            Director and Vice President      April 16, 1999
------------------------       Strategic Development
Michael Kranitz

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.






                                    EXHIBITS

                                       TO



                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED







                                  NAVIDEC, INC.
                     ---------------------------------------
                    (Name of Company as specified in charter)

                                  NAVIDEC, INC.


                         FORM S-3 REGISTRATION STATEMENT

     The following Exhibits are filed as part of the Registrant's Form S-3 Registration Statement pursuant to Item 601 of Regulation S-B.





Exhibit Number             Description
--------------             -----------


     5.1 Opinion, with Consent, of Ballard Spahr Andrews & Ingersoll, LLP. Filed herewith.
     23.1         Consent of Arthur Andersen LLP. Filed herewith.
     23.2         Consent of Hein + Associates LLP. Filed herewith.
     23.3         Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1). Filed herewith.